Exhibit 99.3

Oclaro and Opnext Agree to Merge

Transformative Merger of Telecom and Datacom Innovators Creates a New Leader

Complementary Products and Customers Expand Opportunities for Growth

SAN JOSE, Calif. & FREMONT, Calif. – March 26, 2012 – Oclaro, Inc. (Nasdaq: OCLR), a tier-one provider and innovator of optical communications and laser solutions, and Opnext, Inc. (Nasdaq: OPXT), a global leader in the design and manufacture of optical modules, components and subsystems, today announced that they have entered into a definitive agreement to merge in an all-stock transaction. Under the terms of agreement, Opnext shareholders will receive a fixed ratio of 0.42 shares of Oclaro common stock for every share of Opnext common stock they own.

The Oclaro and Opnext merger is expected to mark a major transformation in the optical industry, bringing together over 30 years of combined telecom and datacom optical technology innovation. The merger will create a new industry leader in the fast-growing optical components and modules market, forecast to reach $9.2 billion in 2015.1 The broad product portfolio, technology innovation, engineering resources, cost structure and strategic customer relationships of the combined company are expected to expand its opportunities for growth and to create long-term shareholder value.

Data-intensive applications such as video and cloud computing, and the proliferation of mobile devices, are driving the need for increased performance and bandwidth throughout the core optical networks, at the heart of the world’s Internet traffic. These trends are also forcing enterprises and data centers to upgrade and deploy new data communications infrastructures.

As a result, traditionally separate telecom and datacom networks are converging, leveraging advanced optical networking technologies from companies such as Opnext and Oclaro. The combined company will be well positioned to capitalize on these trends to become the No. 1 supplier to the core optical networks with a strong leadership position in the fastest-growing 40G and 100G segment, which is expected to grow at a CAGR of 42% through 20152. The broader product line resulting from the merger strengthens the combined company’s position as a key supplier to existing and new customers.

[1],[2]	*Source: Ovum OC Forecast, Sep. 2011 and LightCounting Dec. 2011 Forecast. 40G/100G segments derived from 3rd-party reports.

“This merger clearly will be a unique and transformational opportunity for both Oclaro and Opnext,” said Alain Couder, chairman and CEO, Oclaro. “Our respective customers want to work with fewer, more strategic suppliers who can deliver the breadth of technologies they need. Through this merger, the companies’ complementary and vertically-integrated product portfolios, scale, and heritage of technology innovation will put the merged company in that valued strategic partner and leadership role. By doing so, and at the same time saving significant costs, we also expect to generate substantially more long-term value for shareholders than either company could deliver alone.”

In addition to the telecom and datacom markets, there is a large and growing opportunity for laser diodes in a range of high-growth industrial and consumer markets. Through this transaction, the combined company will be the largest supplier of laser diodes for industrial and consumer applications. With a substantial portfolio of products and technologies, the combined company is well positioned to accelerate innovation and inroads into these high-volume markets.

The combined heritage of Oclaro and Opnext comes from some of the leading optical technology innovators over more than 30 years, including Hitachi, Nortel, Alcatel, Marconi, Corning, Opnext, Bookham and Avanex.

“Opnext and Oclaro share a rich history bringing to market some of the industry’s most advanced optical technology innovations over more than three decades,” said Harry Bosco, chairman and CEO, Opnext. “I am excited by the unique opportunity that will be created by this combination for customers, shareholders and for the employees of the merged company, who will leverage this deep legacy of technology innovation to lead the optical components and modules market and to achieve critical mass in the industrial and consumer laser diode segments.”

The combined company will be led by Alain Couder, who will serve as chairman and CEO. Upon closing, Harry Bosco will join the combined company’s board of directors.

Transaction Details

Upon the close of the transaction, Opnext shareholders will own approximately 42% of the combined company.

The combined company is expected to achieve positive non-GAAP operating income in the first full quarter after the close and is expected to achieve annualized cost synergies of $35 million to $45 million within 18 months of the close of the transaction. The company expects restructuring and system integration costs to total $20 million to $30 million.

The transaction is subject to customary closing conditions, including approval by the shareholders of both companies and the receipt of regulatory approvals in the U.S., and is expected to close within three to six months.

Oclaro and Opnext will each be filing the full text of the merger agreement with the Securities and Exchange Commission (the “SEC”) on Form 8-K within four business days of the date of this release. Investors and security holders of each company are advised to review those filings for the full terms of the proposed combination, as well as any future filings made by the companies, including the Form S-4 Registration Statement and related Joint Proxy Statement/Prospectus. (See below under “Additional Information and Where to Find It”).

Conference Call

The management teams of both companies will host a conference call today, March 26, 2012, at 5:00 p.m. ET/2:00 p.m. PT. To access the conference call, please dial 1-480-629-9760. A live webcast and accompanying presentation of the conference call will be available in the Investors section of Oclaro’s website at www.oclaro.com and in the Investors section on Opnext’s website at www.opnext.com. A joint slide presentation to be used in the conference call will be filed by each company with the SEC and posted to the investor relations page of each company’s website prior to the conference call. An audio replay of the conference call will be available until April 2, 2012, 11:59 pm Eastern Time. To access the replay, please dial 1-858-384-5517 with pin 4527215.

About Oclaro

Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider and innovator of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.S., U.K., Italy, Switzerland, Israel, Korea and Italy, and in-house and contract manufacturing sites in China and Thailand, with design, sales and service organizations in most of the major regions around the world. For more information, visit http://www.oclaro.com.

About Opnext

Opnext (NASDAQ:OPXT) is the optical technology partner of choice supplying systems providers and OEMs worldwide with one of the industry’s largest portfolios of 10Gbps and higher next generation optical products and solutions. The Company’s industry expertise, future-focused thinking and commitment to research and development combine in bringing to market the most advanced technology to the communications, defense, security and biomedical industries. Formed out of Hitachi, Opnext has built on more than 30 years of experience in advanced technology to establish its broad portfolio of solutions and solid reputation for excellence in service and delivering value to its customers. For additional information, visit www.opnext.com.

Forward-Looking Statements

This press release, including statements by management, contain statements about management’s future expectations, plans or prospects and its business, and together with the assumptions underlying these statements contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to: (i) statements about the benefits of the merger involving Oclaro and Opnext, including potential synergies and cost savings and the timing thereof; (ii) future financial and operating results following the merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities for the combined company; (v) the impact on the merger on the market for the combined company’s products; (vi) the non-GAAP operating income and integration costs of the combined company; and (vii) other statements identified by words such as “potential,” “expected,” “plan,” “estimate,” “intend,” “will,” “should”, “believe”, “target”, or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Oclaro’s and Opnext’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Oclaro and Opnext. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the failure of the merger to close for any reason; (ii) the competitive position and opportunities for the combined company; (iii)general business and economic conditions; (iv) the performance of financial markets; (v) risks relating to the consummation of the contemplated merger, including the risk that required stockholder approval and regulatory agencies might not be obtained in a timely manner or at all or that other closing conditions are not satisfied; (vi) the impact on the merger on the markets for the combined companies optical, industrial and consumer products; (vii) the failure of the combined company to realize synergies and cost-savings from the transaction or delay in realization thereof; (viii) the businesses or employees of Oclaro and Opnext not being combined and integrated successfully, or such combination taking longer or being more difficult, time-consuming or costly to accomplish than expected; (ix) operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties; (x) the future performance of the combined company following the closing of the merger; (xi) the combined company’s ability to maintain gross margins; (xii) effects of fluctuating product mix on results; (xiii) the combined company’s ability to timely develop and commercialize new products; (xiv) the combined company’s ability to respond to evolving technologies and customer requirements; (xv) the combined company’s dependence on a limited number of customers for a significant percentage of its projected revenues; (xvi) the combined company’s ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources; (xvii) increased costs related to downsizing and compliance with regulatory requirements in connection with such downsizing, competition and pricing pressure; (xviii) the combined company’s potential lack of availability of credit or opportunity for equity based financing; (xix) the combined company’s risks associated with international operations; (xx) the combined company’s outcome of tax audits or similar proceedings; and (xxi) the outcome of pending litigation against Oclaro or Opnext. Additional factors that can cause the results to materially differ than those described in the forward-looking statements can be found in the most recent Form 10-Q, most recent Form 10-K and other periodic reports filed by Oclaro and Opnext, with the Securities and Exchange Commission. They each anticipate subsequent events and developments may cause their views and expectations to change. Neither Oclaro nor Opnext assumes any obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Oclaro and Opnext. In connection with the proposed transaction, Oclaro and Opnext plan to file documents with the SEC, including the filing by Oclaro of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Oclaro and Opnext plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Oclaro and Opnext are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Oclaro and Opnext because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the documents filed with the SEC on Oclaro’s website at www.oclaro.com or Opnext’s website at www.opnext.com or the SEC’s website at www.sec.gov. Oclaro, Opnext and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Oclaro is also included in Oclaro’s proxy statement for its 2011

Annual Meeting of Stockholders, which was filed with the SEC on September 9, 2011, and additional information regarding the directors and executive officers of Opnext is also included in Opnext’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on January 26, 2012, respectively.

Participants in the Solicitation

Foros acted as financial advisor to Oclaro and Blackstone Advisory Partners L.P served as financial advisor to Opnext.

Contact Information:

Investors Oclaro: Jim Fanucchi Summit IR Group Inc. +1 408-404-5400 ir@oclaro.com	Investors Opnext: Steve Pavlovich Opnext, Inc. +1 510-743-6833 spavlovich@opnext.com	Press Oclaro and Opnext: Judy Radlinsky Tanis Communications +1 408-295-4309 X119 judy.radlinsky@taniscomm.com

Copyright 2012. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

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